                                                                       EXHIBIT 1
                             UNDERWRITING AGREEMENT


                       CSX Trade Receivables Corporation
                      CSXT Trade Receivables Master Trust

                                  $___________

    CSXT Trade Receivables Master Trust___% Trade Receivables Participation
                          Certificates, Series 1998-1


                                                                  June ___, 1998


CREDIT SUISSE FIRST BOSTON CORPORATION
As Representative of the Underwriters Listed on
Schedule I (the "Representative")
11 Madison Avenue
New York, NY 10010


Ladies and Gentlemen:

     CSX Trade Receivables Corporation, a Delaware corporation (the "Company"),
                                                                     -------
as originator of the CSXT Trade Receivables Master Trust (the "Master Trust"),
                                                               ------------
proposes, subject to the terms and conditions stated herein, to cause to be issued and sold to the Underwriters listed on Schedule I hereto (the

"Underwriters") an aggregate of $___________ principal amount of the "CSXT Trade
-------------
Receivables Master Trust ___% Trade Receivables Participation Certificates, Series 1998-1" (the "Securities"). The Securities will be issued by the Master
                     ----------
Trust pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of October 27, 1993, to be amended as of June ___, 1998, and supplemented by the Series 1998-1 Supplement to be dated as of June ___, 1998 (the "Pooling and
                                                                    -----------
Servicing Agreement"), among the Company, CSX Transportation, Inc., ("CSXT"), as
-------------------                                                   ----
Servicer and The Chase Manhattan Bank (as successor in interest to Chemical
Bank), as trustee (the "Trustee").  Capitalized terms used and not otherwise
                        -------
defined herein are used as defined in the Pooling and Servicing Agreement.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the
                 ----------
Securities

Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on
                               --------------
Form S-3 (File No. 333-48195), including a prospectus, for the registration of asset-backed securities (issuable in series and classes thereof), including the Securities, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Representative. The Seller proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act a supplement dated June ___, 1998 (the "Prospectus Supplement") to the prospectus dated May ___, 1998 (the "Base
 ---------------------
Prospectus") relating to the Securities and the method of distribution thereof. Such registration statement, including exhibits thereto, is hereinafter called the "Registration Statement"; and the Base Prospectus and the Prospectus
     ----------------------
Supplement, together with any amendment thereof or supplement thereto authorized by the Seller prior to the Closing Date for use in connection with the offering of the Securities are hereinafter called the "Prospectus."
                                              ----------

     The Company hereby agrees with the Underwriters as follows:

     1. The Company agrees to sell and deliver the Securities to the Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective aggregate principal amounts of Securities set forth opposite such Underwriter's name on Schedule I hereto. The purchase price for the Securities will be the percentage set forth on Schedule I hereto of the aggregate principal amounts set forth opposite such Underwriter's name on
Schedule I hereto, plus accrued interest, if any, from June ___, 1998 to the date of payment and delivery.

     2. The Company understands that each Underwriter intends (i) to make a public offering of the Securities as soon as it deems advisable after this Agreement has become effective and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

     3. Payment for the Securities shall be made to the Company or to its order by wire transfer or other same day funds by wire transfer at 9:00 A.M., New York City time, on May ___, 1998, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment for the Securities are referred to herein as the "Closing Date."
                                                               ------------
As used herein, the term "Business Day" means any day other than a Saturday, a
                          ------------
Sunday or a day on which The Depository Trust Company is closed.

     Payment for the Securities shall be made against delivery to the Representative for the respective accounts of the Underwriters on the Closing Date of one or more definitive certificate(s) representing the Securities registered in the name of Cede & Co., as nominee for The Depositary Trust Company and in such denominations, as permitted by the Pooling and Servicing Agreement, as the Representative shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The certificate(s) for the Securities will be made available for inspection and packaging by the Representative in New York, New York not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

     4.   The Company represents and warrants to each Underwriter that:

          (a) no order preventing or suspending the use of any preliminary prospectus filed as part of the Registration Statement has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty shall
                           --------
     not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by any Underwriter through the Representative expressly for use therein;

          (b) the Registration Statement has become effective, and the Registration Statement as of its effective date (the "Effective Date"), and
                                                           --------------
     the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the best knowledge of the Company, threatened by the Commission; and the Registration Statement, as of the Effective Date, did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters through the Representative expressly for use therein;

          (c) each of the Company and CSXT has been duly incorporated under the laws of its jurisdiction of incorporation; each of the Company and CSXT is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full power and corporate authority to own, lease and operate its properties and conduct its business, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, results of operations or financial condition or the material properties or assets of the Company or CSXT or the performance of their obligations hereunder or under the Securitization Agreements (as defined below) (a

     "Material Adverse Effect");
      -----------------------

          (d) each of this Agreement, the Pooling and Servicing Agreement, and the Receivables Sale Agreement (as defined in the Pooling and Servicing Agreement) (collectively, excluding this Agreement, the "Securitization
                                                              --------------
     Agreements") has been duly authorized, executed and delivered by the
     ----------
     Company and CSXT;

          (e) this Agreement constitutes the valid and binding agreement of the Company and CSXT; and each Securitization Agreement constitutes a legal, valid and binding agreement of each of the Company and CSXT, enforceable against the Company and CSXT in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

          (f) the Securities and the Securitization Agreements conform in all material respects to the descriptions thereof in the Prospectus;

          (g) the Securities have been duly and validly authorized for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriters in accordance with the terms hereof, will have been duly and validly executed, issued and delivered and will be entitled to the benefits of the Pooling and Servicing Agreement, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

          (h) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Securities and the Securitization Agreements, and the consummation by the Company of the transactions contemplated herein and therein and in the Prospectus, (i) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of the Company and (ii) do not and will not in any material respect conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material properties or assets of the Company under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or CSXT is a party or by which either of them may be bound or to which any of their respective properties or assets may be subject, (B) (assuming, prior to the effectiveness of the Registration Statement, compliance with the Securities Act) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or CSXT or any of their respective properties or assets;

          (i) the execution and delivery by CSXT of, and the performance by CSXT of all of its obligations under, this Agreement and the Securitization Agreements, and the consummation by CSXT of the transactions contemplated herein and therein and in the Prospectus, (i) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of CSXT and (ii) do not and will not in any material respect conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material properties or assets of CSXT under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which CSXT or the Company is a party or by which either of them may be bound or to which any of their respective properties or assets may be subject, (B) (assuming, prior to the effectiveness of the Registration Statement, compliance with the Securities Act) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over CSXT or the Company or any of their respective properties or assets;

          (j) the representations and warranties of the Company and CSXT set out in the Securitization Agreements are true and correct in all material respects;

          (k) no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court, domestic or foreign, or third party (other than as have been or will be prior to the Closing Date obtained under the Securities Act or as may subsequently be required under the Securities Exchange Act of 1934 (the "Exchange Act") or as may be required
                                           ------------
     under the securities or Blue Sky laws of the various states of the United States of America) is required for the valid authorization, issuance, sale and delivery of the Securities, or the performance by the Company or CSXT of all of its obligations under this Agreement, the Securitization Agreements or (in the case of the Company) the Securities, or the consummation by the Company or CSXT of the transactions contemplated by this Agreement, the Securitization Agreements or the Prospectus;

          (l) neither the Company nor CSXT (i) is in violation of its Articles of Incorporation or By-Laws or (ii) is in breach or violation in any material respect of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Company or CSXT is a party or by which either of them may be bound or to which any of their material properties or assets may be subject, except for such violations or defaults that would not have a Material Adverse Effect;

          (m) there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of the Company and CSXT after due inquiry, threatened against or affecting the Company or CSXT (i) asserting the invalidity of this Agreement, any Securitization Agreement or the Securities, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any Securitization Agreement, (iii) that might materially and adversely affect the performance by either the Company or CSXT of its obligations under, or the validity or enforceability of, this Agreement, any Securitization Agreement or the Securities, (iv) seeking to affect adversely the federal income tax attributes of the Securities described in the Prospectus or (v) that if determined adversely as to either the Company or CSXT would have a Material Adverse Effect on either the Company or CSXT, except, in the case of clauses (iii) and (v), as disclosed in, or in a document incorporated by reference in, the Prospectus and the Registration Statement;

          (n) there has not been any material adverse change in the business, results of operations or financial condition or the material properties or assets of CSXT since the end of the most recent fiscal quarter of CSXT;

          (o) any taxes, fees, and other governmental charges in connection with the execution and delivery of this Agreement and the Securitization Agreements and the execution, delivery, and sale of the Securities have been or will be paid at or before the Closing Date;

          (p) the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust
                                                                       -----
     Indenture Act"), and neither the Company nor the Master Trust is required
     -------------
     to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");
      ----------------------

          (q) neither the Company nor CSXT is a party to, or otherwise bound by, any indenture or other material agreement or instrument, or, to the Company's or CSXT's knowledge, subject to or in violation of any statute, regulation, or order of any governmental body, administrative agency, regulatory body, or court having jurisdiction over the Company or CSXT that would have a Material Adverse Effect; and

          (r) there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

     5.   The Company covenants and agrees with the Underwriters as follows:

          (a) to cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule;

          (b) to deliver, at the expense of the Company, (i) on the Closing Date, two conformed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, to the Representative, and (ii) during the period mentioned in paragraph (e) below, to each Underwriter as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative or such Underwriter may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus (other than by filing documents under the Exchange Act which are incorporated by reference therein), to furnish to the Representative and its counsel a copy of the proposed amendment or supplement for review within a reasonable time prior to the proposed filing thereof and not to file any such proposed amendment or supplement to which the Representative or its counsel reasonably object;

          (d) to advise the Representative promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain promptly the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters or in the opinion of counsel for the Company a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur or information shall become known as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to, at the sole expense of the Company, prepare and, subject to Section 5(c) above, file with the Commission, and furnish to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) (i) to cooperate with the Underwriters in arranging for the qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and (ii) to pay all fees and expenses (including fees and disbursements of counsel for the Representative) incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Representative may designate; provided that the Company shall not be required to file a
                --------
     general consent to service of process or qualify as a foreign corporation in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject;

          (g) to cause the Master Trust to make generally available to holders of the Securities and to the Representative, in accordance with Rule 158 under the Securities Act or otherwise, as soon as practicable, but in any event not later than forty-five days after the end of the fourth full fiscal quarter (ninety days in the case of the last fiscal quarter in any fiscal year) following the fiscal quarter ending after the Effective Date, an earnings statement of the Master Trust (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least twelve consecutive months beginning after the Effective Date;

          (h) so long as the Securities are outstanding, to deliver or cause to be delivered to the Representative the annual statements as to compliance and the annual statement(s) of a firm of independent public accountants delivered to the Trustee pursuant to the Pooling and Servicing Agreement, promptly after such statements are furnished to the Trustee;

          (i) to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the qualification or exemption of the sale of the Securities under state securities or Blue Sky laws and the determination of their eligibility for investment under state and federal laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Securitization Agreements and all other agreements relating hereto or thereto, the Preliminary Blue Sky Memorandum and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, and (v) payable to rating agencies in connection with the rating of the Securities;

          (j) so long as any of the Securities are outstanding, to furnish to the Representative as soon as practicable after the end of the fiscal year,
     (i) all documents required to be distributed to security holders of the Master Trust or filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Company filed with any government or regulatory authority that is otherwise publicly available, as the Representative may reasonably request; and

          (k) to the extent, if any, that the rating provided with respect to the Securities by the rating agency or agencies that initially rate the Securities is conditional upon the furnishing of documents or the taking of any other actions by the Company, to furnish, as soon as practicable, such documents and take any such other reasonable actions.

     The Company and CSXT agree with the Underwriters during the period of 30 days from the date of the Prospectus, not to offer, sell, contract to sell or announce any offering of any securities of the Company or any other affiliate of CSXT, or any other trust for which the Company or any other affiliate of CSXT is depositor, which represent participation interests in trade receivables, without the Representative's prior written consent, which consent shall not be unreasonably withheld.

     6. The obligation of the Underwriters hereunder to purchase the Securities is subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and any requests for additional information by the Commission shall have been complied with to the reasonable satisfaction of the Representative.

          (b) Each of the representations and warranties of the Company and CSXT contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and each of the Company and CSXT shall have complied with all material agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (c) All corporate proceedings and related matters in connection with the organization of the Company, the validity of the Securitization Agreements and the registration, authorization, issue, sale and delivery of the Securities shall have been reasonably satisfactory to counsel to the Representative, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this paragraph (c).

          (d) The Representative shall have received on the Closing Date a signed opinion of Orrick, Herrington & Sutcliffe LLP, special counsel for the Company and CSXT, in form and substance satisfactory to the Representative and counsel to the Representative, dated the Closing Date and addressed to the Representative, to the effect that:

               (i) assuming that the issuance of the Securities has been duly authorized and when the Securities have been executed by the Company and duly authenticated by the Trustee in accordance with the provisions of the Pooling and Servicing Agreement and delivered to the Representative against payment of the agreed consideration therefor in accordance with the terms of this Agreement, the Securities will be duly executed, authenticated, issued and delivered and will be entitled to the benefits provided by the Pooling and Servicing Agreement, in accordance with its terms;

              (ii) each Securitization Agreement constitutes a legal, valid and binding obligation of each of the Company and CSXT, enforceable against the Company and CSXT in accordance with its respective terms;

             (iii) the statements in the Registration Statement and Prospectus under the heading "Certain Federal Income Tax Consequences" accurately describe the material Federal income tax consequences to holders of the Certificates; the statements under the heading "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Certificates under ERISA and the Securities, this Agreement and the Securitization Agreements conform in all material respects to the descriptions thereof in the Prospectus set forth under the headings "Master Trust Provisions," "Series Provisions," "The Pooling Agreement Generally" and "Description of the Receivables Sale Agreement";

             (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Prospectus (and any supplements thereto) (other than financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

               (v) the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act, and neither the Company nor the Master Trust is required to be registered under the Investment Company Act; and

              (vi) no authorization, approval, consent or order of any government, governmental instrumentality, agency, body or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the Securities, except such consents, approvals, authorizations or orders as have been obtained under the Securities Act and as may be required under the state securities or Blue Sky laws of the various states of the United States of America, and such other consents, approvals, authorizations or orders as have been obtained, with such counsel specifying the same.

          Such opinion shall also contain a statement (which may be subject to customary qualifications) to the effect that such firm has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (and any supplements thereto) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given).

          (e) Orrick, Herrington & Sutcliffe LLP shall have furnished to the Representative a letter stating that the Representative may rely on their opinions, as special counsel to the Company and CSXT, as delivered to Moody's Investors Service, Inc. and Standard & Poor's in connection with the rating of the Securities.

          (f) The Representative shall have received on the Closing Date a signed opinion of McGuire, Woods, Battle & Boothe LLP, special Florida and Virginia counsel for the Company and the Master Trust, in form and substance reasonably satisfactory to the Representative and counsel to the Representative, dated the Closing Date and addressed to the Representative, to the effect that the statements in the Registration Statement and Prospectus under the heading "State and Local Tax Consequences" accurately describe the material state and local income tax consequences to holders of the Certificates;

          (g) The Representative shall have received on the Closing Date a signed opinion of Ellen M. Fitzsimmons, Esq., General Counsel-Corporate of CSX, in form and substance reasonably satisfactory to the Representative and counsel to the Representative, dated the Closing Date and addressed to the Representative, to the effect that:

               (i) each of the Company and CSXT has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business;

              (ii) except as described in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of such counsel, threatened against the Company or CSXT that could have a Material Adverse Effect or that could have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Prospectus or the Securitization Agreements; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, now pending, or to the best knowledge of such counsel, threatened against the Company or CSXT that is required to be described in the Registration Statement or the Prospectus that is not so described; and to the best of such counsel's knowledge, there are no contracts or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that are not described, filed or referred to as required;

              (ii) the execution and delivery by the Company of this Agreement, the Securities and the Securitization Agreements and the performance by the Company of its obligations hereunder and thereunder (A) have been duly authorized by the Company, (B) do not and will not violate the Certificate of Incorporation or By-laws of the Company and (C) do not and will not in any material respect breach, or result in a default under, (1) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or CSXT is a party or by which either of them may be bound or to which any of their respective properties or assets may be subject, (2) any federal or State of New York or Delaware law or (3) any judgment, order or decree of any government, governmental instrumentality, agency body or court, domestic or foreign, having jurisdiction over the Company or CSXT or any of their respective properties or assets;

              (iv) the execution and delivery by CSXT of this Agreement and the Securitization Agreements and the performance by CSXT of its obligations hereunder and thereunder (A) have been duly authorized by CSXT, (B) do not and will not violate the Certificate of Incorporation or By-laws of CSXT and (C) do not and will not in any material respect breach, or result in a default under, (1) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or CSXT is a party or by which either of them may be bound or to which any of their respective properties or assets may be subject, (2) any federal or State of New York or Virginia law or (3) any judgment, order or decree of any government, governmental instrumentality, agency body or court, domestic or foreign, having jurisdiction over the Company or CSXT or any of their respective properties or assets;

               (v) the execution and delivery by the Company and CSXT of, and the performance by the Company and CSXT of all of the provisions of its obligations under, this Agreement, the Securitization Agreements and the Securities, and the consummation by the Company and CSXT of the transactions contemplated herein, therein and in the Prospectus, do not and will not in any material respect conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material properties or assets of the Company or of any Subsidiary under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or CSXT is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject or (B) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or CSXT or any of their respective properties or assets; and

              (vi) the statements contained in the Registration Statement under the heading "Certain Legal Aspects Of the Receivables," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, are correct in all material respects.

          Such opinion shall also contain a statement (which may be subject to customary qualifications) to the effect that such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (and any supplements thereto) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given).

          (h) The Representative shall have received on the Closing Date a signed opinion of Counsel to the Trustee, in form and substance satisfactory to the Representative and counsel to the Representative, dated the Closing Date and addressed to the Representative, to the effect that:

               (i) the Trustee has been duly incorporated and is validly existing and in good standing as a national banking association under the laws of the United States, is duly qualified to do business in all jurisdictions where the nature of its operations as contemplated by the Pooling and Servicing Agreement, the Supplement and the Loan Agreement requires such qualifications, and has the power and authority (corporate and other) to issue, and to take all action required of it under, the Pooling and Servicing Agreement;

               (ii) the execution, delivery and performance by the Trustee of the Pooling and Servicing Agreement and the issuance of the Certificates by the Trustee have been duly authorized by all necessary corporate action on the part of the Trustee, and under present laws do not and will not contravene any law or governmental regulation or order presently binding on the Trustee or the charter or the by-laws of the Trustee or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Trustee is a party or by which the Trustee is bound;

             (iii) the execution, delivery and performance by the Trustee of the Pooling and Servicing Agreement and the issuance of the Certificates by the Trustee do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any Federal, state or other governmental agency or authority which has not previously been effected;

               (iv) each of the Certificates has been duly authenticated and delivered by the Trustee and each of the Certificates and the Pooling and Servicing Agreement constitute legal, valid and binding agreements of the Trustee, enforceable against the Trustee in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally); and

               (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Trustee is required in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance by the Trustee of the terms of the Pooling and Servicing Agreement.

          (i) On the date hereof and at the Closing Date, Ernst & Young LLP shall have furnished to the Representative letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Representative.

          (j) At or prior to the Closing Date, the Securities shall be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's.

          (k) The Company shall have furnished or caused to be furnished to the Representative a certificate, dated the Closing Date, by either the President or a Vice President of CSXT (in his capacity as such) to the effect that the signer of such certificate has examined the Securitization Agreements and to the effect that: (i) the representations and warranties of the Company and CSXT contained in such agreements are true and correct in all material respects at and as of the Closing Date with the same effect as if made at the Closing Date, (ii) the Company and CSXT have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, (iv) there has been no material adverse change in the business, results of operation or financial condition or the material properties or assets of CSXT since the end of the most recent fiscal quarter of CSXT, and (v) nothing has come to such officer's attention that would lead such officer to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) The Representative shall have received on and as of the Closing Date an opinion dated the Closing Date of Mayer, Brown & Platt, counsel to the Representative, addressed to the Representative and in form and substance satisfactory to the Representative with respect to the validity of the Securities, the Pooling and Servicing Agreement, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (m) On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative or their counsel, Mayer, Brown & Platt, shall reasonably request.

          7. (a) The Company and CSXT will jointly and severally indemnify and hold harmless each Underwriter and each Person who controls each Underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter and each Person who controls such Underwriter within the meaning of the Securities Act for any actual legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor CSXT will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or CSXT by any Underwriter through the Representative specifically for use therein, it being
                                                              -- -----
     understood and agreed that the only such information furnished by any
     ---------- --- ------
     Underwriter consists of the information described as such in subsection (b) below.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and CSXT against any losses, claims, damages or liabilities to which the Company or CSXT, as applicable, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or CSXT, as applicable, by such Underwriter specifically for use therein, and will reimburse any actual legal or other expenses reasonably incurred by the Company or CSXT, as applicable, in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action or the assertion by a third party of a claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except and to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in
     such proportion as is appropriate to reflect the relative benefits received by the Company or CSXT on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or CSXT on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or CSXT on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company or CSXT bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or CSXT or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company and CSXT under this Section shall be in addition to any liability that the Company or CSXT may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of each Underwriter under this Section shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and CSXT, to each officer of the Company or CSXT who signed the Registration Statement and to each Person, if any, who controls the Company or CSXT within the meaning of the Securities Act.

          (f) The respective indemnities, agreements, representations, warranties and other statements of the Company or CSXT or its officers and of each Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or CSXT or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Securities.

     8.   Each Underwriter represents and agrees that:

          (a) it has not offered or sold, and will not offer or sell, any Securities to persons in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted, and will not result, in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

          (c) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document in connection with the issue of Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986, as amended, (Investment Advertisements) (Exceptions) Order 1996, as amended, or is otherwise a person to whom the document may otherwise lawfully be issued or passed on;

          (d) it has not and will not use any information that constitutes "Computational Materials", as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association dated May 27, 1994), with respect to the offering of the Certificates without the prior written consent of the Transferor to such use;

          (e) it has not and will not use any information that constitutes "ABS Term Sheets", as defined in the commission's No-Action Letter, dated

     February 17, 1995, addressed to the Public Securities Association, with respect to the offering of the Certificates without the prior written consent of the Transferor to such use; and

          (f) it will not, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(11) of the Act) with respect to the initial offering of the Certificates, transfer, deposit or otherwise convey any Certificates into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interest in, such Certificates.

     9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc.,
(ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     10. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase any Securities which it has agreed to purchase hereunder on such date,
(ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, and (iii) the aggregate principal amount of Securities which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased by the Underwriters on such date, the other Underwriters shall be obligated to purchase Securities which such defaulting Underwriter agreed but failed or refused to purchase on such date. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase Securities which it has agreed to purchase hereunder on such date, (ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, (iii) the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased by the Underwriters on such date, and (iv) arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. In any such case either the Representative or the

Company shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     11. If this Agreement shall be terminated by the Underwriters, or any one of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Underwriters, severally, or such Underwriter which has so terminated this Agreement with respect to itself, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriter(s) in connection with this Agreement or the offering contemplated hereunder.

     12. Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or telecopied. Notices to the Underwriters shall be given to the Representative, c/o Credit Suisse First Boston Corporation, 11 Madison Avenue, New York, New York 10010, Attention: Investment Banking Department-Transactions Advisory Group (facsimile: (212) 325-8278). Notices to the Company shall be given to it at Route 688, P.O. Box 87, Doswell, Virginia 23047; Attention: Robert Peebles.

     13. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and any controlling person referred to herein and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                           Very truly yours,


                                           CSX TRADE RECEIVABLES
                                           CORPORATION


                                           By:
                                              ------------------------------
                                           Name:
                                           Title:

                                           CSX TRANSPORTATION, INC.


                                           By:
                                              ------------------------------
                                           Name:
                                           Title:


Accepted: May  __, 1998

CREDIT SUISSE FIRST BOSTON CORPORATION,
as Representative of the Underwriters


By:________________________________
   Name:
   Title:

                                                                      SCHEDULE I



Underwriter              Principal Amount of Securities   Purchase Price
-----------              ------------------------------   --------------

Credit Suisse First      $                                 %
Boston

[Citicorp Securities,    $_____________                    %
 Inc.]

Total: